UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2023
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Explanatory Note
On June 26, 2023, Illumina, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report on costs associated with certain exit activities. On November 13, 2023, the Company filed a Form 8-K/A amending the Original 8-K (“Amendment No. 1”) to report certain additional charges associated with the exit activities. The sole purpose of this Form 8-K/A is to disclose, in accordance with Item 2.05(d) of Form 8-K, the Company’s determination regarding certain estimates related to a further reduction in its real estate footprint. Except as set forth herein, no other modifications have been made to the Original 8-K or Amendment No. 1.

Item 2.05 Costs Associated with Exit or Disposal Activities.
In Amendment No. 1 filed on November 13, 2023, the Company noted that, as of October 1, 2023, the Company had assets, consisting primarily of right-of-use assets and leasehold improvements, related to its Foster City campus of approximately $182 million. The Company expected to incur charges in connection with exiting a portion of the Foster City campus, but was not then able to provide an estimate of the timing or amount of charges or the potential cash outlay it would incur in connection with these events.
During Q4 2023, the Company exited a portion of the Foster City campus, and now estimates that it will incur right-of-use asset and leasehold improvement impairment charges of approximately $43 million in the fourth fiscal quarter of 2023 related to this exit. The Company continues to evaluate its options with respect to the rest of its campus in Foster City, California. The Company may incur additional charges in connection with any further exit from the Foster City campus, but currently is not able to provide an estimate of the timing or amount of charges or the potential cash outlay it may incur. The Company will file an amendment to this Current Report on Form 8-K, as necessary, if such costs are material and when such costs become estimable.
These charges will be excluded from non-GAAP financial metrics.
Use of forward-looking statements
This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) our ability to successfully implement in a timely manner cost reduction plans and (ii) the possibility that costs associated with our cost reduction plans are greater than we anticipate, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	January 9, 2024	By:	/s/ JOYDEEP GOSWAMI
		Name:	Joydeep Goswami
		Title:	Chief Financial Officer, Chief Strategy and Corporate Development Officer